FOR IMMEDIATE RELEASE
Contact: ir@gipreit.com

GENERATION INCOME PROPERTIES REFINANCES SEVEN PROPERTIES FOR $13.5 MILLION

Debt Maturities Effectively Extended

Tampa, FL, April 6th, 2022 – Generation Income Properties, Inc. (NASDAQ: GIPR) (“GIPR” or the “Company”) announced that it refinanced seven properties for approximately $13.5 million in debt. This transaction reduces the seven properties combined loan-to-value ratio to approximately fifty four percent (54%) based on recent appraisals.  The refinancing was structured in the form of two term loans:  one in the amount of $2.1 million for the Company’s property in Rockville IL, and one in the amount of $11.4 million for the other six properties. The refinancing resulted in loan obligations of $13.5 million in total secured by properties leased to the following companies or their affiliates:

•	GSA (S&P: AA+) in Manteo, NC
•	Irby Construction (NYSE; PWR, S&P: BBB) in Plant City FL
•	La-Z-Boy (NYSE: LZB) in Rockville, IL
•	Best Buy (NYSE: BBY, S&P: BBB-) in Grand Junction, CO
•	Fresenius Medical Care (NYSE: FMS, S&P: BBB) in Chicago, IL
•	Starbucks (NASDAQ: SBUX, S&P: BBB+) in Tampa FL
•	Kohl’s (NYSE: KSS, S&P: BBB-) in Tucson, AZ

GIPR obtained the 10-year term loans from Valley Bank (NASDAQ: VLY) with an annual fixed interest rate of 3.85% for 5 years and amortized over a 30-year term with the first 12 months allowing interest-only payments.

David Sobelman, President and Chief Executive Officer commented, “With our previously stated goal to reduce our overall debt, we are pleased with the refinance of seven of our properties to transition from short-term debt to long-term, fixed-rate debt through our expanded banking relationship with VLY, an approximately $6.4 billion market cap institution. Our previously announced $25 million commitment from American Momentum Bank (AMB) now has an outstanding balance of zero, which frees us to contemplate using their commitment for future acquisitions and improves our overall capital stack.  Also, as we seek to protect ourselves against the rising interest rate environment, we are able to fulfill one of GIPR’s goals of reducing our overall debt exposure. We are very grateful to VLY for their confidence in our company and look forward to continuing to work with them in the future.”

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate corporation formed to acquire and own, directly and jointly, real estate investments focused on retail, office and industrial net lease properties located primarily in major United States cities. The Company intends to elect to be taxed as a real estate investment trust. Additional information about Generation Income Properties, Inc. can be found at the Company’s corporate website: www.gipreit.com.

Forward-Looking Statements

This press release, whether or not expressly stated, may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The words “believe,” “intend,” “expect,” “plan,” “should,” “will,” “would,”

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and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These statements reflect the Company's expectations regarding future events and economic performance and are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Such forward-looking statements include risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements which are, in some cases, beyond the Company's control which could have a material adverse effect on the Company's business, financial condition, and results of operations. These risks and uncertainties include our limited operating history, the continued availability of the American Momentum commitment, potential changes in the economy in general and the real estate market in particular, the COVID-19 pandemic, and other risks and uncertainties that are identified from time to in our SEC filings, including those identified in our Annual Report on Form 10-K, which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition, and results of operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statement made by us herein speaks only as of the date on which it is made. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required by law.

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